EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Toys "R" Us, Inc. and Subsidiaries of our report dated March 14, 2002, included in the 2001 Annual Report to Stockholders of Toys "R" Us, Inc. and Subsidiaries.

      We also consent to the incorporation by reference in Registration Statements (Form S-4 Numbers 33-56303, 333-18863 and 333-73800; Form S-3 Numbers 2-87794, 33-23264, 33-34273, 33-11461, 33-42237, 33-51359, 333-84254 and
333-84258; Form S-8 Numbers 2-64887, 2-91834, 33-42627, 333-11861, 33-15841,
333-23441, 333-20385, 333-64315, 333-61827 and 333-82377) of Toys "R" Us, Inc.
and Subsidiaries of our report dated March 14, 2002, with respect to the consolidated financial statements of Toys "R" Us, Inc. and Subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended February 2, 2002.

                                            /s/ Ernst & Young LLP

New York, New York
May 3, 2002